Exhibit 10.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

This AGREEMENT, dated as of July 9, 2019, (the “Agreement”) by and between Cinedigm Corp., a Delaware corporation (the “Company”), and Bison Entertainment and Media Group, a Cayman Islands company (the “Purchaser”).

WHEREAS, the Company desires to sell and the Purchaser desires to purchase shares of the Company’s Class A common stock, $0.001 par value (the “Common Stock”), on the terms and conditions hereinafter set forth.

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of March 14, 2019 (the “Merger Agreement”), by and among the Company, C&F Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Future Today Inc (“Future Today”), Alok Ranjan and Vikrant Mathur (individually and as Stockholder Representative) and the Company Stockholders identified therein, pursuant to which Future Today will merge with Merger Sub and, as a result, become wholly-owned by the Company, and in connection with which the Company and the Surviving Company (as defined in the Merger Agreement) will enter into this Agreement and a financing arrangement, respectively (together, the “Acquisition Financing” and, the transactions contemplated pursuant to the Merger Agreement and in the Acquisition Financing, the “Transactions”).

NOW, THEREFORE, in consideration of the mutual covenants and representations herein set forth, it is hereby agreed as follows:

1.          Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, an aggregate of 2,000,000 shares of Common Stock (the “Shares”) at a purchase price per share (the “Purchase Price”) of the $1.50, for an aggregate amount of $3,000,000.

2.          Closing. The closing of the purchase and sale of the Shares by the Purchaser and the Company (a “Closing”) will occur on the date hereof (the “Closing Date”).

3.          Closing Conditions.

a.	The Closing is subject to the following conditions being met (the “Closing Conditions”):

(1)	The accuracy in all material respects when made and on the relevant Closing Date of the representations and warranties of the Purchaser and the Company contained herein;

(2)	The delivery by the Purchaser to the Company of the applicable Purchase Price; and

(3)	The delivery by the Company of an irrevocable written instruction to the Company’s transfer agent for the Common Stock with respect to the issuance of a certificate representing the applicable Shares, registered in the name of the Purchaser.

b.	Upon the earlier of (x) the closing of the Transactions or (y) the Merger Agreement shall have been terminated without a closing, the Company and the Purchaser shall promptly enter into the Registration Rights Agreement (as defined below) with respect to the Shares.

4.          Representations and Warranties of Purchaser. The Purchaser hereby represents and warrants that as of the date hereof and as of each relevant Closing Date:

a.          Own Account. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities law. The Purchaser is acquiring the Shares for his or its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Act or any applicable state securities law and has no arrangement or understanding with any other persons or entities regarding the distribution of the Shares (this representation and warranty not limiting the Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws) in violation of the Act or any applicable state securities law.

b.          Purchaser Status. At the time the Purchaser was offered the Shares, he or it was, and at the date hereof he or it is, an “accredited investor” as defined in Rule 501 under the Act.

c.          Experience of Such Purchaser. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. The Purchaser has had access to information about the Company sufficient to make an investment decision with respect to the Shares.

d.          General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

e.          Certain Trading Activities. The Purchaser has not directly or indirectly, nor has any person or entity acting on behalf of or pursuant to any understanding with the Purchaser, engaged in any direct or indirect purchases or sales in the securities of the Company (including, without limitations, any short sales involving the Company’s securities) since the time that the Purchaser was first contacted by or on behalf of the Company or any other person or entity regarding the investment in the Company contemplated by this Agreement.

f.          Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out his or its obligations hereunder. The execution and delivery of this Agreement by the Purchaser and the consummation by him or it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser and no further action is required by the Purchaser. This Agreement has been duly executed by the Purchaser and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.           Representations and Warranties of Company. The Company hereby represents and warrants that as of the date hereof and as of each Closing Date:

a.          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or its board of directors in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

b.          Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 4, no registration under the Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby.

6.          Securities Legend; Lockup.

a.           Legend. Until such time as the Shares shall have been transferred in accordance with an opinion of counsel satisfactory to the Company that registration under the Act is not required, so long as required under the Act or the regulations promulgated thereunder, the certificate(s) representing the Shares shall bear substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED with the securities and exchange commission or the securities commission of any state in reliance upon an exemption from registration under the securities act of 1933, as amended (the “Securities act”), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the SECURITIES act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the securities act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which shall be reasonably ACCEPTABLE to the company.

b.           Lockup. During the Lockup Period (as defined below), the Purchaser will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, transfer by gift or contribution, or otherwise transfer or dispose of, directly or indirectly, any of the Shares. The “Lockup Period” means the period commencing on the date of issuance of any Shares, with respect to such Shares, and ending on the first anniversary of the earlier of (x) the Closing Date or (y) the closing date of the Transactions; provided, however, that if the Merger Agreement shall have been terminated without a closing, the Lockup Period shall end with respect to the Shares upon the termination of the Merger Agreement.

7.           Registration Rights. The Purchaser will be entitled to registration rights with respect to the Shares pursuant to the Registration Rights Agreement as defined in the Merger Agreement (the “Registration Rights Agreement”).

8.           Termination. This Agreement may be terminated by either the Company or the Purchaser by written notice to the other party if (x) the Merger Agreement is terminated for any reason and the Transactions are not consummated and (y) no Shares have been sold at the Closing.

9.           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any principle or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

10.         Notice. Notice hereunder shall be deemed to have been duly given if in writing and delivered in person or by registered or certified mail, postage prepaid, return receipt requested, if to the Company, at its office at 45 West 36th Street, 7th Floor, New York, New York, 10018, Attn: General Counsel, or if to the Purchaser, at the address set forth on the Purchaser’s signature page (or at such other addresses as the parties may notify each other in accordance with the provisions of this Section 10).

11.         Entire Agreement; Amendment. This Agreement supersedes all prior written and oral agreements and understandings among the parties as to its subject matter and constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified, amended, terminated or any provision hereof waived in whole or in part except by a written agreement signed by the Company and the Purchaser.

12.         Waivers. No waiver hereunder shall (i) be valid unless in a writing signed by the waiving party, and (ii) be deemed a waiver of any subsequent breach or default of the same or a similar nature.

13.         Severability; Reformation. If any provision of this Agreement shall be determined by a court of law to be unenforceable for any reason, such unenforceability shall not affect the enforceability of any of the remaining provisions hereof; and this Agreement, to the fullest extent lawful, shall be reformed and construed as if such unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be enforceable to the maximum extent legally possible.

14.         Headings. Headings are for convenience only and are not deemed to be part of this Agreement.

15.         Counterparts. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. Delivery of a signature page by facsimile or other electronic means shall be deemed to be the equivalent of a manually executed original signature page. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the date and year first above written.

CINEDIGM CORP.

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Chief Operating Officer

Bison Entertainment and Media Group

By:	/s/ Peng Jin
Name:	Peng Jin
Title:

Address for Notices:

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